Exhibit 23.3


[MDA GRAPHIC OMITTED]



MINE DEVELOPMENT ASSOCIATES
--------------------------------------------------------------------------------
MINE ENGINEERING SERVICES

FILED VIA EDGAR

                                     CONSENT

TO:      United States Securities and Exchange Commission ("SEC"),

AND TO:  Corriente Resources Inc. ("Corriente")

Re: Corriente Resources Inc. - Annual Report on Form 40-F for the year ended
                               December 31, 2005 (the "Annual Report")

        TECHNICAL REPORT UPDATE ON COPPER, GOLD AND SILVER RESOURCES AND PIT OPTIMIZATIONS REPORT OF STEVEN RISTORCELLI, MINE DEVELOPMENT ASSOCIATES, INC., DATED JANUARY 31, 2006, IN RESPECT OF THE MIRADOR PROJECT, ECUADOR


Dear Sirs/Mesdames:

Reference is made to the resource update report dated January 31, 2006, prepared for Corriente by Mine Development Associates, Inc., entitled "Technical Report Update on Copper, Gold and Silver Resources and Pit Optimizations, Mirador Project, Ecuador" (the "Technical Report").

The undersigned hereby consents to the inclusion of the Technical Report, our name and references to and excerpts from the Technical Report in both the Annual Report and through incorporation by reference into the Annual Report, to be filed with the SEC.


Date:  March 31, 2006


MINE DEVELOPMENT ASSOCIATES, INC.



/s/ STEVEN RISTORCELLI
----------------------------------
Steven Ristorcelli, P.Geo., C.P.G.

775-856-5700

210 South Rock Blvd.
Reno, Nevada  89502
FAX: 775-856-6053
56135-Toronto Server 1A - MSW1